ZION OIL REDUCES THE EXERCISE PRICE OF WARRANTS TRADED UNDER THE SYMBOL "ZNWAW"

Dallas, Texas and Caesarea, Israel – January 3, 2011: Zion Oil & Gas, Inc. (NASDAQ GM: ZN, ZNWAW) today announced that it has temporarily reduced the exercise price of its outstanding publicly traded warrants under the symbol ZNWAW (the "Warrants") to $4.00 (from the $7.00 exercise price provided by the original terms of the Warrants) until 5:00 p.m. eastern time on March 7, 2011 (the "Expiration Time"). Any and all Warrants properly exercised in accordance with the terms of the Warrants prior to the Expiration Time will be accepted by Zion at the reduced exercise price and one share of registered common stock per Warrant will be issued to the exercising Warrant holder. After the Expiration Time, the $7.00 exercise price included in the original terms of the Warrants will be reinstituted. Except for the reduced exercise price of the Warrants prior to the Expiration Time, the terms of the Warrants remain unchanged. The reduced exercise price applies to all of Zion's currently outstanding Warrants that publicly trade under the symbol ZNWAW. Holders of Warrants that desire to exercise their Warrants should contact their brokers and instruct them to exercise the Warrants prior to the Expiration Time.

As of today's date, approximately 606,000 ZNWAW Warrants are outstanding. Zion's common stock is listed on the NASDAQ GLOBAL Market under the symbol ZN and Zion's Warrants being reduced are listed on the NASDAQ GLOBAL Market under the symbol ZNWAW. Zion recommends that Warrant holders obtain current market quotations for Zion's securities before deciding whether or not to exercise their Warrants.

Richard Rinberg, CEO of Zion, stated, "We are pleased to offer our ZNWAW warrant holders the opportunity to exercise their warrants at a reduced exercise price of $4.00 and hope that a substantial number of these warrants will be exercised. We want to be fair to all of Zion's investors and in addition to potentially raising a significant amount of capital for Zion, we believe that a reduction in the number of our outstanding warrants will simplify our capital structure and reduce the overhang of those warrants on the Company's common stock".

ZION'S BOARD OF DIRECTORS HAS APPROVED THE WARRANT EXERCISE PRICE REDUCTION. HOWEVER, NEITHER ZION NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION AS TO WHETHER TO EXERCISE WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE ITS OWN DECISION AS TO WHETHER TO EXERCISE A WARRANT.

The information above does not constitute an offer to buy or exchange securities or constitute the solicitation of an offer to sell or exchange any securities in Zion.

Zion Oil & Gas, a Delaware corporation, explores for oil and gas in Israel in areas located on-shore between Haifa and Tel Aviv. It currently holds two petroleum exploration licenses, the Joseph and the Asher-Menashe Licenses, between Netanya, in the south, and Haifa, in the north, covering a total of approximately 162,000 acres and the Issachar-Zebulun Permit Area, adjacent to and to the east of Zion’s Asher-Menashe license area, covering approximately 165,000 acres. Zion’s total petroleum exploration rights area is approximately 327,000 acres.

FORWARD LOOKING STATEMENTS: Statements in this press release that are not historical fact, including statements regarding Zion’s operations, are forward-looking statements as defined in the “Safe Harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Zion’s homepage may be found at: www.zionoil.com

Contact:

Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, TX 75231

Mike Williams:

Telephone: 214-221-4610
Email: dallas@zionoil.com